UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2014
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 5 - Corporate Governance and Management
Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 13, 2014 (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders (i) elected the eleven director nominees listed below to serve as directors for a term of one year expiring at the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) ratified the appointment of KPMG LLP to serve as its independent registered public accounting firm for 2014; and (iii) approved in a non-binding advisory vote the compensation of the Company's named executive officers. Set forth below are the voting results for these proposals:

Item 1:	The election of eleven directors for a one-year term expiring at the 2015 Annual Meeting of Stockholders

	For	Withheld	Abstain	Broker Non-Votes
George V. Bayly	93,705,304	6,541,201	—	8,713,376
James A. Buzzard	91,746,928	8,499,577	—	8,713,376
Kathleen S. Dvorak	94,540,352	5,706,153	—	8,713,376
Boris Elisman	91,775,966	8,470,539	—	8,713,376
Robert H. Jenkins	98,470,619	1,775,886	—	8,713,376
Pradeep Jotwani	99,912,984	333,521	—	8,713,376
Robert J. Keller	91,392,811	8,853,694	—	8,713,376
Thomas Kroeger	93,742,046	6,504,459	—	8,713,376
Michael Norkus	93,721,865	6,524,640	—	8,713,376
E. Mark Rajkowski	91,421,958	8,824,547	—	8,713,376
Sheila G. Talton	94,534,602	5,711,903	—	8,713,376

Item 2:	The ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2014

For	Against	Abstain
108,579,846	338,949	41,086

Item 3:	The approval, by non-binding advisory vote, of the compensation of the Company's named executive officers

For	Against	Abstain	Broker Non-Votes
94,768,093	4,183,364	1,295,048	8,713,376

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	May 16, 2014	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President, General Counsel
and Secretary